Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter Ended June 30, 2023

Q2 2023 HIGHLIGHTS
•Recurring revenue grew 5%, adjusting for FX and divestiture1
•Bank segment recurring revenue grew 13%, adjusting for FX and divestiture1
•Biller segment revenue grew 5%
•Improvement in Biller segment profitability
•Reiterating guidance for full-year 2023

Miami, FL — August 3, 2023 — ACI Worldwide (NASDAQ: ACIW), a global leader in mission-critical, real-time payments software, announced financial results today for the quarter ended June 30, 2023.
"We are pleased with our second quarter results, which came in above our expectations," said Thomas Warsop, President and CEO of ACI Worldwide. "I am particularly pleased with the strength in our recurring revenue in Q2 and for the first half of 2023. We also generated notable profitability improvements as a result of the interchange initiatives in our Biller segment."
Warsop continued, "As previously discussed, our renewal calendar is seasonally stronger in the second half this year, and with our new bookings and implementations tracking to plan, we remain confident in our outlook for 2023, as well as our revenue growth target of 7-9% in 2024."
FINANCIAL SUMMARY
In Q2 2023, total revenue was $323 million, down 2% compared to the same period in 2022. Recurring revenue in Q2 grew 5% versus last year. Net loss in the quarter was $7 million. Total adjusted EBITDA in the quarter was $57 million compared to $66 million in Q2 2022. New ARR2 bookings for the quarter were $13 million and new ARR bookings for the trailing twelve months (TTM) were $91 million, which was up 2% from the TTM ending June 2022. Percentage change comparisons are adjusted for FX and the Corporate Online Banking divestiture.
•Bank segment total revenue decreased 10% while Bank segment recurring revenue grew 13% and Bank segment adjusted EBITDA decreased 22% versus Q2 2022. As previously discussed, the timing of larger license renewal events is heavily weighted to the back half of 2023.
•Merchant segment revenue was flat and Merchant segment adjusted EBITDA increased 23% versus Q2 2022.
•Biller segment revenue increased 5% and Biller segment adjusted EBITDA increased 10% versus Q2 2022, driven by new customer onboarding and progress with our interchange improvement program.
ACI ended the quarter with $132 million in cash on hand and a debt balance of $1.1 billion, which represents a net debt leverage ratio of 2.9x. The company did not repurchase any shares in the quarter but has $200 million available on the share repurchase authorization.

REITERATING 2023 GUIDANCE
For the full year of 2023, the company expects revenue growth to be in the mid-single digits on a constant currency and divestiture-adjusted basis, or in the range of $1.436 billion to $1.466 billion. The company expects adjusted EBITDA to be in the range of $380 million to $395 million with net adjusted EBITDA margin expansion. The company expects revenue to be between $335 million and $345 million and adjusted EBITDA of $70 million to $80 million in Q3 2023. This excludes one-time charges related to the move of the company's European data centers to the public cloud and one-time costs to implement certain efficiency strategies.

1 Corporate Online Banking divestiture
2 “ARR”' is new annual recurring revenue expected to be generated from new bookings signed in the period, including new accounts, new applications and add-on sales

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:30 am ET to discuss these results. Interested persons may access a real-time audio broadcast of the teleconference at http://investor.aciworldwide.com/ or use the following number for dial-in participation: toll-free 1 (888) 660-6377; and conference code 3153574. A call replay will be available for two weeks on (855) 859-2056 for US/Canada callers and +1 (404) 537-3406 for international participants.
About ACI Worldwide
ACI Worldwide is a global leader in mission-critical, real-time payments software. Our proven, secure and scalable software solutions enable leading corporations, fintechs, and financial disruptors to process and manage digital payments, power omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with a local presence to drive the real-time digital transformation of payments and commerce.
© Copyright ACI Worldwide, Inc. 2023.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:

Investor Relations:
John Kraft
SVP, Head of Strategy and Finance
239-403-4627 / john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring Revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•ARR: New annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the period.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to: (i) expectations that our renewal calendar is seasonally stronger in the second half this year, (ii) expectations that given our new bookings and implementations tracking to plan, we remain confident in our outlook for 2023, as well as our revenue growth target of 7-9% in 2024, and (iii) Q3 2023 and full-year 2023 revenue and adjusted EBITDA financial guidance.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions or failure of our information technology and communication systems, security breaches or viruses, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, divestitures and other restructuring activities, implementation and success of our strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, events in eastern Europe, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, complex regulations applicable to our payments business, our compliance with privacy and cybersecurity regulations, our involvement in investigations, lawsuits and other expense and time-consuming legal proceedings, exposure to unknown tax liabilities, changes in tax laws and regulations, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, events outside of our control including natural disasters, wars, and outbreaks of disease, and revenues or revenue mix. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$132,391	$124,981
Receivables, net of allowances	350,094	403,781
Settlement assets	453,276	540,667
Prepaid expenses	35,563	28,010
Other current assets	57,177	17,366
Total current assets	1,028,501	1,114,805
Noncurrent assets
Accrued receivables, net	269,051	297,818
Property and equipment, net	44,998	52,499
Operating lease right-of-use assets	34,544	40,031
Software, net	114,451	129,109
Goodwill	1,226,026	1,226,026
Intangible assets, net	212,260	228,698
Deferred income taxes, net	74,403	53,738
Other noncurrent assets	64,656	67,171
TOTAL ASSETS	$3,068,890	$3,209,895
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$48,137	$47,997
Settlement liabilities	452,864	539,087
Employee compensation	40,837	45,289
Current portion of long-term debt	74,294	65,521
Deferred revenue	69,352	58,303
Other current liabilities	96,382	102,645
Total current liabilities	781,866	858,842
Noncurrent liabilities
Deferred revenue	24,503	23,233
Long-term debt	991,829	1,024,351
Deferred income taxes, net	37,294	40,371
Operating lease liabilities	29,394	33,910
Other noncurrent liabilities	31,478	36,001
Total liabilities	1,896,364	2,016,708
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	704,096	702,458
Retained earnings	1,234,440	1,273,458
Treasury stock	(655,660)	(665,771)
Accumulated other comprehensive loss	(111,052)	(117,660)
Total stockholders’ equity	1,172,526	1,193,187
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,068,890	$3,209,895

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Software as a service and platform as a service	$209,676	$206,978	$414,606	$401,540
License	44,671	64,314	63,002	124,599
Maintenance	51,391	50,562	101,494	101,980
Services	17,587	18,571	33,899	35,386
Total revenues	323,325	340,425	613,001	663,505
Operating expenses
Cost of revenue (1)	181,343	179,333	359,897	345,619
Research and development	35,265	40,642	72,383	78,449
Selling and marketing	33,289	35,391	68,724	69,999
General and administrative	31,472	28,362	62,854	54,237
Depreciation and amortization	31,436	32,240	62,975	63,078
Total operating expenses	312,805	315,968	626,833	611,382
Operating income (loss)	10,520	24,457	(13,832)	52,123
Other income (expense)
Interest expense	(19,909)	(11,784)	(38,801)	(22,678)
Interest income	3,458	3,051	6,963	6,210
Other, net	(4,092)	2,006	(7,487)	4,256
Total other income (expense)	(20,543)	(6,727)	(39,325)	(12,212)
Income (loss) before income taxes	(10,023)	17,730	(53,157)	39,911
Income tax expense (benefit)	(3,313)	4,388	(14,139)	11,079
Net income (loss)	$(6,710)	$13,342	$(39,018)	$28,832
Income (loss) per common share
Basic	$(0.06)	$0.12	$(0.36)	$0.25
Diluted	$(0.06)	$0.12	$(0.36)	$0.25
Weighted average common shares outstanding
Basic	108,455	114,669	108,306	114,976
Diluted	108,455	115,205	108,306	115,649
(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$(6,710)	$13,342	$(39,018)	$28,832
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	6,960	6,027	13,091	11,008
Amortization	24,476	26,213	49,884	52,721
Amortization of operating lease right-of-use assets	3,724	2,773	6,491	5,489
Amortization of deferred debt issuance costs	1,377	1,146	2,492	2,299
Deferred income taxes	(12,259)	(3,018)	(22,641)	(6,385)
Stock-based compensation expense	5,414	6,800	10,715	14,758
Other	601	523	311	1,124
Changes in operating assets and liabilities:
Receivables	(7,104)	(23,700)	81,856	(14,040)
Accounts payable	(646)	1,429	(1,954)	(1,319)
Accrued employee compensation	10,965	8,937	(4,628)	(10,201)
Deferred revenue	2,498	(4,417)	12,700	5,532
Other current and noncurrent assets and liabilities	(11,856)	2,834	(51,791)	(22,055)
Net cash flows from operating activities	17,440	38,889	57,508	67,763
Cash flows from investing activities:
Purchases of property and equipment	(2,318)	(1,377)	(4,576)	(3,657)
Purchases of software and distribution rights	(8,540)	(4,531)	(15,021)	(10,738)
Net cash flows from investing activities	(10,858)	(5,908)	(19,597)	(14,395)
Cash flows from financing activities:
Proceeds from issuance of common stock	719	1,056	1,426	1,962
Proceeds from exercises of stock options	2,791	375	2,869	1,397
Repurchase of stock-based compensation awards for tax withholdings	(319)	(265)	(3,320)	(5,802)
Repurchases of common stock	—	(24,847)	—	(62,707)
Proceeds from revolving credit facility	5,000	20,000	55,000	60,000
Repayment of revolving credit facility	—	(10,000)	(45,000)	(20,000)
Repayment of term portion of credit agreement	(19,475)	(11,481)	(34,081)	(21,219)
Payments on or proceeds from other debt, net	(6,160)	(5,183)	(11,830)	(9,369)
Payments for debt issuance costs	(2,160)	—	(2,160)	—
Net decrease in settlement assets and liabilities	(21,253)	(3,970)	(24,087)	(4,575)
Net cash flows from financing activities	(40,857)	(34,315)	(61,183)	(60,313)
Effect of exchange rate fluctuations on cash	2,870	1,402	5,427	(1,062)
Net increase (decrease) in cash and cash equivalents	(31,405)	68	(17,845)	(8,007)
Cash and cash equivalents, including settlement deposits, beginning of period	228,232	176,067	214,672	184,142
Cash and cash equivalents, including settlement deposits, end of period	$196,827	$176,135	$196,827	$176,135
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$132,391	$118,953	$132,391	$118,953
Settlement deposits	64,436	57,182	64,436	57,182
Total cash and cash equivalents	$196,827	$176,135	$196,827	$176,135

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA (millions)	2023	2022	2023	2022
Net income (loss)	$(6.7)	$13.3	$(39.0)	$28.8
Plus:
Income tax expense (benefit)	(3.3)	4.4	(14.1)	11.1
Net interest expense	16.4	8.8	31.8	16.5
Net other income (expense)	4.1	(2.0)	7.5	(4.3)
Depreciation expense	7.0	6.0	13.1	11.0
Amortization expense	24.5	26.2	49.9	52.7
Non-cash stock-based compensation expense	5.4	6.8	10.7	14.8
Adjusted EBITDA before significant transaction-related expenses	$47.4	$63.5	$59.9	$130.6
Significant transaction-related expenses:
Cost reduction strategies	7.6	—	15.9	—
European datacenter migration	1.2	1.3	2.2	1.8
Other	1.2	1.4	4.3	1.4
Adjusted EBITDA	$57.4	$66.2	$82.3	$133.8
Revenue, net of interchange:
Revenue	$323.3	$340.4	$613.0	$663.5
Interchange	106.1	103.8	212.3	197.0
Revenue, net of interchange	$217.2	$236.6	$400.7	$466.5

Net Adjusted EBITDA Margin	26%	28%	21%	29%

	Three Months Ended June 30,		Six Months Ended June 30,
Segment Information (millions)	2023	2022	2023	2022
Revenue
Banks	$117.5	$141.9	$205.5	$274.1
Merchants	36.5	36.5	71.3	77.5
Billers	169.3	162.0	336.2	311.8
Total	$323.3	$340.4	$613.0	$663.4
Recurring Revenue
Banks	$57.4	$60.7	$113.0	$122.0
Merchants	34.4	34.9	66.9	69.7
Billers	169.3	161.9	336.2	311.8
Total	$261.1	$257.5	$516.1	$503.5
Segment Adjusted EBITDA
Banks	$51.6	$70.2	$76.3	$134.9
Merchants	9.9	7.8	16.5	22.5
Billers	31.2	28.3	60.9	54.7

	Three Months Ended June 30,
	2023		2022
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income (loss)	$(0.06)	$(6.7)	$0.12	$13.3
Adjusted for:
Significant transaction-related expenses	0.07	7.7	0.02	2.1
Amortization of acquisition-related intangibles	0.06	6.4	0.06	6.9
Amortization of acquisition-related software	0.04	3.8	0.04	4.5
Non-cash stock-based compensation	0.04	4.1	0.05	5.2
Total adjustments	$0.21	$22.0	$0.17	$18.7
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.15	$15.3	$0.29	$32.0

	Six Months Ended June 30,
	2023		2022
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income (loss)	$(0.36)	$(39.0)	$0.25	$28.8
Adjusted for:
Significant transaction-related expenses	0.16	17.1	0.02	2.4
Amortization of acquisition-related intangibles	0.12	12.8	0.12	13.9
Amortization of acquisition-related software	0.08	8.2	0.08	9.6
Non-cash stock-based compensation	0.07	8.1	0.10	11.2
Total adjustments	$0.43	$46.2	$0.32	$37.1
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.07	$7.2	$0.57	$65.9

	Three Months Ended June 30,		Six Months Ended June 30,
Recurring Revenue (millions)	2023	2022	2023	2022
SaaS and PaaS fees	$209.7	$206.9	$414.6	$401.5
Maintenance fees	51.4	50.6	101.5	102.0
Recurring Revenue	$261.1	$257.5	$516.1	$503.5

Annual Recurring Revenue (ARR) Bookings (millions)	Three Months Ended June 30,		TTM Ended June 30,
	2023	2022	2023	2022
ARR bookings	$12.7	$18.1	$90.7	$88.9